HF Financial Corp. Reports Fiscal Third Quarter Earnings of $0.29 Per Diluted Share, Core Earnings Grow 41% to $2.3 million, or $0.32 Per Diluted Share
Declares Regular Quarterly Dividend of $0.1125 per Share
Merger with Great Western Bancorp, Inc. Expected to Close in 4th Fiscal Quarter

SIOUX FALLS, SD, April 25, 2016 -- HF Financial Corp. (Nasdaq: HFFC) today reported fiscal third quarter 2016 earnings of $2.1 million, or $0.29 per diluted share compared to $0.10 per diluted share one year earlier and $0.21 per diluted share in the second quarter. Core earnings were $0.32 per diluted share compared to $0.23 per diluted share one year earlier. Most recent core earnings were adjusted for professional fees related to the pending acquisition by Great Western Bancorp, Inc. announced on November 30, 2015.
Total assets were $1.14 billion at March 31, 2016, which was slightly lower than the $1.17 billion for the previous quarter and the same one year earlier. Tangible book value per share was $14.93 per share versus $13.93 per share one year earlier. The net interest margin increased as non-accrued interest was collected on paid-off loans, as well as the collection of a prepayment fee on a large commercial real estate loan. Nonperforming assets as a percentage of total assets was 1.40% at March 31, 2016, compared to 0.95% one quarter earlier.
On November 30, 2015, HFFC announced its entry into a definitive merger agreement with Great Western Bancorp, Inc. (“Great Western”). Under the terms of the merger agreement, 75% of HFFC’s common stock will be converted into Great Western common stock and the remaining 25% will be exchanged for cash. HFFC stockholders will have the option to elect to receive either 0.6500 shares of Great Western common stock or $19.50 in cash for each HFFC common share, subject to proration to ensure that, in the aggregate, 75% of HFFC shares will be converted into stock. The merger has been unanimously approved by the Board of Directors of both Great Western and HFFC and is expected to close in the second quarter of calendar 2016, subject to certain conditions, including the approval by HFFC’s stockholders and customary regulatory approvals. The special meeting of HFFC's stockholders to consider approval of the merger agreement will be held on May 10, 2016, at 2:00 p.m., Central Time, at the Hilton Garden Inn, 201 East 8th Street, Sioux Falls, South Dakota 57103.
“Our core earnings remain strong as we progress toward our merger with Great Western Bank. Our staff has worked extremely hard over the past several years to improve our core operations, and I am proud of their efforts,” said Stephen Bianchi, President and Chief Executive Officer.
Fiscal 2016 Third Quarter Financial Highlights: (at or for the periods ended March 31, 2016, compared to December 31, 2015, and /or March 31, 2015.)

•	Earnings were $0.29 per diluted share for the third fiscal quarter of 2016 versus $0.21 per diluted share the previous quarter and $0.10 per diluted share one year earlier.

•
Core earnings increased 41% to $0.32 per diluted share for the third quarter of fiscal 2016 as compared to the third quarter of the prior year. For the nine months ended March 31, 2016, core earnings grew 19% to $0.88 per diluted share compared to $0.75 per diluted share for the comparable period one year earlier.

•
The net interest margin expressed on a fully taxable equivalent basis (“NIM, TE”), a non-GAAP measure, was 3.64% for the fiscal third quarter 2016 compared to 3.51% the previous quarter and 3.33% one year ago. Fees received from prepayment of a loan amounted to $224,000 of income recognized and enhanced the net interest margin percentage by 8 basis points.

•	Total loans decreased to $892.2 million at March 31, 2016, from $905.6 million at December 31, 2015, and were up from $871.6 million one year earlier.

•
Nonperforming assets increased to $15.9 million, or 1.40% of total assets at quarter end compared to $11.1 million or 0.95% of total assets one quarter earlier. Nonperforming assets at March 31, 2016, include $8.9 million of non-accruing troubled debt restructured loans that are compliant with their restructured terms.

•	Loan and lease losses allowance totaled 1.30% of total loans at March 31, 2016, compared to 1.27% one quarter earlier. The Company has no direct exposure to the oil & gas industry.

•
Bank capital ratios as of March 31, 2016, continued to remain well above the newly implemented regulatory “well-capitalized” minimum levels and include the newly implemented common equity tier 1 capital to risk- weighted assets ratio:

•	Total risk-based capital to risk-weighted assets was 13.90% versus 13.68% at December 31, 2015.

•	Tier 1 capital to risk-weighted assets was 12.72% versus 12.52% at December 31, 2015.

•	Tier 1 capital to total adjusted assets was 10.94% versus 10.69% at December 31, 2015.

•	Common equity tier 1 capital to risk-weighted assets was 12.72% versus 12.52% at December 31, 2015.

•	The most recent dividend of $0.1125 per share represents a 2.42% current yield at recent market prices.

•
Tangible book value was $14.93 per share at March 31, 2016, compared to $13.93 per share a year ago. This increase in tangible book value, combined with a total dividend of $0.45, results in an intrinsic return of 10.41% for the past twelve month period.

For a reconciliation of core earnings and core diluted earnings per share to accounting principles generally accepted in the United States ("GAAP") for net income and GAAP diluted earnings per share, please refer to the tables in the section titled "Reconciliation of GAAP Earnings and Core Earnings."
Balance Sheet and Asset Quality Review
HF Financial’s total asset base was $1.14 billion at March 31, 2016, compared to $1.17 billion at the end of the previous quarter and similar to one year earlier. Total loans decreased slightly to $892.2 million at March 31, 2016 due largely to a reduction in commercial construction loans and seasonal pay-down of agricultural loans. Despite the decline in total loans, multi-family loans increased to $126.1 million from $108.8 million, while commercial real estate loans increased to $338.2 million from $334.6 million. Agricultural loans decreased slightly over the quarter. At March 31, 2016, commercial real estate totaled 52.0% of the total loan portfolio, agricultural loans totaled 20.5%, commercial and residential construction were 6.3%, commercial business loans were 7.4%, consumer and residential loans totaled 7.3% and 6.5%, respectively.
Reflecting normal seasonality, total deposits decreased to $910.6 million at March 31, 2016, from $941.7 million one quarter earlier. Non-certificate accounts represented 74.1% of total deposits, while certificates of deposit represented 25.9% of total deposits at March 31, 2016. Non-interest bearing deposits represent 15.4% of total deposits.
FHLB advances and other borrowings decreased during the third fiscal quarter of 2016 to $65.4 million compared to $73.4 million in the previous quarter, primarily consisting of shorter-term borrowing. For the quarter ended March 31, 2016, the average cost of the FHLB and other borrowings portfolio was 0.63% compared to 0.53% the previous quarter.

Nonperforming assets ("NPAs"), which included $8.9 million of non-accruing troubled debt restructurings that are in compliance with their restructured terms, totaled $15.9 million at March 31, 2016 compared to $13.1 million one year earlier. At March 31, 2016, NPAs represented 1.40% of total assets and included only $99,000 in foreclosed assets.
The allowance for loan and lease losses at March 31, 2016, totaled $11.6 million and represented 1.30% of total loans and leases. Total allowance relative to total nonperforming loans was 73.2% at March 31, 2016 compared to 84.4% one year earlier.
Tangible common stockholders' equity was 9.28% of tangible assets at March 31, 2016 compared to 9.22% one year earlier. Tangible book value per common share was $14.93 at March 31, 2016, up from $13.93 one year earlier.
Capital ratios continued to remain well above regulatory requirements with Tier 1 capital to risk-weighted assets of 12.72% at March 31, 2016, while the ratio of Tier 1 capital to total adjusted assets was 10.94%. These regulatory ratios were higher than the required minimum levels of 6.00% and 4.00%, respectively.
Review of Operations
For the third fiscal quarter ending March 31, 2016, HF Financial's operations reflected improved earnings compared to one year earlier and the preceding quarter. Net interest income increased 8.5% to $9.6 million for the third fiscal quarter of fiscal 2016 compared to $8.8 million one year earlier, and $9.5 million in the preceding quarter. The NIM, TE was 3.64% for the fiscal third quarter compared to 3.51% the preceding quarter and 3.33% one year earlier.
Provision for loan losses reflect prudent reserves established for the loan portfolio, economic conditions and historical charge-off activity. Provisions totaled $162,000 for the third fiscal quarter of 2016 compared to $192,000 for the second fiscal quarter of 2016. Gross charge-offs were $61,000 for the third quarter versus $187,000 in the prior quarter. Recoveries totaled $32,000 in the third fiscal quarter of 2016 versus $198,000 the prior quarter.
Noninterest income totaled $2.5 million for the fiscal third quarter of 2016 compared to $3.4 million in the previous quarter. Mortgage activity produced $397,000 in servicing and gains on loan sales revenue in the third fiscal quarter of 2016 versus $999,000 the previous quarter.The current quarter reflects a $407,000 temporary impairment in servicing income related to lower market rates and less gains on the sale of loans. Fees on deposits totaled $1.2 million for the third quarter of fiscal 2016 versus $1.4 million the previous quarter. The lower deposit fees relate, in part, to the lower level of total deposits.
Total noninterest expense was $8.9 million compared to $10.5 million in the previous quarter. The current quarter reflects less full time employees and better health care claims experience. Compensation and employee benefits totaled $4.9 million versus $6.1 million in the previous quarter.
These financial results are preliminary until the Form 10-Q is filed in May 2016.
Quarterly Dividend Declared
The board of directors declared a regular quarterly cash dividend of $0.1125 per common share for the third fiscal quarter 2016. The dividend is payable May 12, 2016 to stockholders of record May 6, 2016.
Use of Non-GAAP Financial Measures
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). “Net Interest Margin, TE” and "Core Earnings" are non-GAAP financial measures. Information regarding the usefulness of Net Interest Margin, TE and Core Earnings appear in the notes to the attached financial statements. The Company believes that the presentation of non-GAAP financial measures will permit investors to assess the Company's core operating results on the same basis as management. Non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for these measures, these presentations may not be comparable to other similarly titled measures reported by other companies. Reconciliation of the non-GAAP measures to the most comparable GAAP measures are set forth in the notes to the attached financial statements.
About Great Western Bancorp, Inc.

Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 158 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.

About HF Financial Corporation

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. As a publicly traded bank holding company headquartered in South Dakota, HF Financial Corp. operates with 23 offices in 17 communities, throughout Eastern South Dakota, Minnesota, and North Dakota. The Company operates a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota. To learn more about Home Federal Bank, visit www.homefederal.com.

No Offer or Solicitation

This communication is not a solicitation of a proxy from any stockholder of HF Financial Corp. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Important Additional Information and Where to Find It

In connection with the Agreement and Plan of Merger by and between Great Western Bancorp, Inc. (“Great Western”) and HF Financial Corp., Great Western filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that contained a proxy statement of HF Financial Corp. and a prospectus of Great Western, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF HF FINANCIAL CORP. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT WESTERN, HF FINANCIALCORP. AND THE PROPOSED TRANSACTION. The Registration Statement, including the proxy statement/prospectus, and other relevant materials, and any other documents filed by Great Western and HF Financial Corp. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by Great Western with the SEC, including the Registration Statement, may also be obtained free of charge from Great Western’s website (www.greatwesternbank.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to Great Western’s Investor Relations contact, David Hinderaker at David.Hinderaker@greatwesternbank.com. Documents filed by HF Financial Corp. with the SEC may also be obtained free of charge from HF Financial Corp. website (www.homefederal.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to HF Financial Corp. Investor Relations contact, Pamela F. Russo at prusso@homefederal.com.

Participants in the Solicitation

Great Western, HF Financial Corp., and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HF Financial Corp., in connection with the proposed merger transaction. Information about the directors and executive officers of Great Western is available in Great Western’s definitive proxy statement for its 2016 annual meeting of stockholders as previously filed with the SEC on January 4, 2016, and other documents subsequently filed by Great Western with the SEC. Information about the directors and executive officers of HF Financial Corp., is available in HF Financial Corp.’s, definitive proxy statement, for its 2015 annual meeting of stockholders as previously filed with the SEC on October 16, 2015 and on its definitive proxy statement for its 2016 Special Meeting of Stockholders as previously filed with the SEC on April 7, 2016. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement and including the proxy statement/prospectus, and other relevant documents regarding the transaction filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond GWB’s and HF Financial Corp’s control.

Statements in this document regarding Great Western, HF Financial Corp., and the proposed merger that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on anticipated financial results, the synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Great Western and HF Financial Corp. In particular, projected financial information for the combined company is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Great Western or HF Financial Corp. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is not obtained, is rescinded or becomes subject to conditions that are not anticipated; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed transaction; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; change in national and regional economic conditions; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events.

For more discussion of important risk factors that may materially affect Great Western and HF Financial Corp., please see the risk factors contained in Great Western’s Annual Report on Form 10-K for its fiscal year ended September 30, 2015 and HF Financial Corp's Annual Report on Form 10-K for its fiscal year ended June 30, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015, all of which are on file with the SEC and available through the SEC’s website at www.sec.gov.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Great Western, HF Financial Corp. or the combined company. None of Great Western nor HF Financial Corp. assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

HF FINANCIAL CORP.

Media Contact:
Stephen Bianchi, 605-333-7556
sbianchi@homefederal.com

Investor Relations Contact:
Pamela F Russo, 605-333-7558
prusso@homefederal.com

HF Financial Corp.
Selected Consolidated Operating Highlights
(Dollars in Thousands, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2016	2015	2015	2016	2015
Interest, dividend and loan fee income:
Loans and leases receivable	$10,131	$9,978	$9,197	$30,194	$28,549
Investment securities and interest-earning deposits	807	807	863	2,360	3,128
	10,938	10,785	10,060	32,554	31,677
Interest expense:
Deposits	947	928	846	2,720	2,661
Advances from Federal Home Loan Bank and other borrowings	389	371	365	1,139	2,517
	1,336	1,299	1,211	3,859	5,178
Net interest income	9,602	9,486	8,849	28,695	26,499
Provision for losses on loans and leases	162	192	282	532	1,201
Net interest income after provision for losses on loans and leases	9,440	9,294	8,567	28,163	25,298
Noninterest income:
Fees on deposits	1,210	1,366	1,375	4,037	4,524
Loan servicing income, net	(100)	329	319	564	1,034
Gain on sale of loans	497	670	457	1,940	1,476
Earnings on cash value of life insurance	210	212	204	632	619
Trust income	231	235	234	680	682
Commission and insurance income	358	432	438	1,281	1,224
Gain (loss) on sale of securities, net	—	15	(1,076)	20	(1,117)
Gain on sale of bank branch	—	—	—	2,847	—
Loss on disposal of closed-branch fixed assets	—	—	(298)	—	(461)
Other	96	93	402	298	540
	2,502	3,352	2,055	12,299	8,521
Noninterest expense:
Compensation and employee benefits	4,914	6,119	5,675	17,092	16,434
Occupancy and equipment	1,087	1,083	1,330	3,216	3,381
FDIC insurance	147	148	221	485	627
Check and data processing expense	938	865	815	2,668	2,463
Professional fees	644	909	447	2,228	1,512
Marketing and community investment	222	345	444	841	1,192
Loss on early extinguishment of debt	—	—	—	—	4,065
Other	918	1,006	848	2,747	2,276
	8,870	10,475	9,780	29,277	31,950
Income before income taxes	3,072	2,171	842	11,185	1,869
Income tax expense	1,003	693	123	3,786	206
Net income	$2,069	$1,478	$719	$7,399	$1,663

Basic earnings per common share:	$0.29	$0.21	$0.10	$1.05	$0.24
Diluted earnings per common share:	$0.29	$0.21	$0.10	$1.05	$0.24
Basic weighted average shares:	7,057,191	7,055,058	7,054,197	7,056,236	7,054,662
Diluted weighted average shares:	7,068,564	7,069,954	7,061,035	7,068,546	7,059,805
Outstanding shares (end of period):	7,066,348	7,056,492	7,054,451	7,066,348	7,054,451
Number of full-service offices	23	23	23

HF Financial Corp.
Consolidated Statements of Financial Condition
(Dollars in Thousands, except share data)

	March 31, 2016	June 30, 2015
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$19,320	$21,476
Investment securities available for sale	148,353	158,806
Investment securities held to maturity	19,918	20,156
Correspondent bank stock	4,062	4,177
Loans held for sale	2,586	9,038

Loans and leases receivable	892,227	914,419
Allowance for loan and lease losses	(11,592)	(11,230)
Loans and leases receivable, net	880,635	903,189

Accrued interest receivable	5,192	5,414
Office properties and equipment, net of accumulated depreciation	16,114	15,493
Foreclosed real estate and other properties	99	157
Cash value of life insurance	21,830	21,320
Servicing rights, net	9,723	10,584
Goodwill and intangible assets, net	4,915	4,737
Other assets	9,130	10,648
Total assets	$1,141,877	$1,185,195
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits	$910,552	$963,229
Advances from Federal Home Loan Bank and other borrowings	65,367	65,558
Subordinated debentures payable to trusts, net of unamortized debt issuance costs	24,662	24,655
Advances by borrowers for taxes and insurance	17,564	14,197
Accrued expenses and other liabilities	13,339	13,579
Total liabilities	1,031,484	1,081,218
Stockholders' equity
Preferred stock, $.01 par value, 500,000 shares authorized, none outstanding	—	—
Series A Junior Participating Preferred Stock, $1.00 stated value, 50,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 10,000,000 shares authorized, 9,149,803 and 9,137,906 shares issued at March 31, 2016 and June 30, 2015, respectively	91	91
Additional paid-in capital	46,590	46,320
Retained earnings, substantially restricted	95,163	90,145
Accumulated other comprehensive (loss), net of related deferred tax effect	(554)	(1,682)
Less cost of treasury stock, 2,083,455 shares at March 31, 2016 and June 30, 2015	(30,897)	(30,897)
Total stockholders' equity	110,393	103,977
Total liabilities and stockholders' equity	$1,141,877	$1,185,195

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Allowance for Loan and Lease Loss Activity	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2016	2015	2015	2016	2015
Balance, beginning	$11,459	$11,256	$10,933	$11,230	$10,502
Provision charged to income	162	192	282	532	1,201
Charge-offs	(61)	(187)	(268)	(441)	(842)
Recoveries	32	198	65	271	151
Balance, ending	$11,592	$11,459	$11,012	$11,592	$11,012

Asset Quality	March 31, 2016	December 31, 2015	March 31, 2015
Nonaccruing loans and leases	$15,820	$10,888	$13,043
Accruing loans and leases delinquent more than 90 days	15	—	—
Foreclosed assets	99	229	27
Total nonperforming assets (1)	$15,934	$11,117	$13,070

General allowance for loan and lease losses	$10,874	$11,215	$10,491
Specific impaired loan valuation allowance	718	244	521
Total allowance for loans and lease losses	$11,592	$11,459	$11,012

Ratio of nonperforming assets to total assets at end of period (1)	1.40%	0.95%	1.15%
Ratio of nonperforming loans and leases to total loans and leases at end of period (2)	1.77%	1.20%	1.50%
Ratio of net charge-offs to average loans and leases for the year-to-date period (3)	0.02%	0.03%	0.11%
Ratio of allowance for loan and lease losses to total loans and leases at end of period	1.30%	1.27%	1.26%
Ratio of allowance for loan and lease losses to nonperforming loans and leases at end of period (2)	73.2%	105.2%	84.4%
_____________________________________________
(1) Nonperforming assets include nonaccruing loans and leases, accruing loans and leases delinquent more than 90 days and foreclosed assets. Includes nonaccruing troubled debt restructured loans compliant with their restructured terms of $8.9 million, $9.6 million, and $8.7 million, for the respective quarters.
(2) Nonperforming loans and leases include both nonaccruing and accruing loans and leases delinquent more than 90 days.
(3) Percentages for the six months ended December 31, 2015 and the nine months ended March 31, 2016 and March 31, 2015 have been annualized.

Troubled Debt Restructuring Summary	March 31, 2016	December 31, 2015	March 31, 2015
Nonaccruing troubled debt restructurings-non-compliant (1)(2)	$107	$108	$52
Nonaccruing troubled debt restructurings-compliant (1)(2)(3)	8,937	9,560	8,664
Accruing troubled debt restructurings (4)	795	2,035	2,788
Total troubled debt restructurings	$9,839	$11,703	$11,504
______________________________________________
(1) Non-compliant and compliant refer to the terms of the restructuring agreement.
(2) Balances are included in nonaccruing loans as part of nonperforming loans.
(3) Interest received but applied to the principal balance was $125, $166, and $189, for the respective quarters.
(4) None of the loans included are 90 days past due and are not included in the nonperforming loans.

HF Financial Corp.
Selected Capital Composition Highlights
(Unaudited)

	March 31, 2016	December 31, 2015	June 30, 2015
Common stockholder's equity before OCI (1) to consolidated assets	9.76%	9.38%	8.95%
OCI components to consolidated assets:
Net changes in unrealized gains and losses:
Investment securities available for sale	0.06	(0.05)	(0.02)
Defined benefit plan	(0.10)	(0.09)	(0.09)
Derivatives and hedging activities	(0.01)	(0.02)	(0.03)
Goodwill and intangible assets, net to consolidated assets	(0.43)	(0.42)	(0.40)
Tangible common equity to tangible assets	9.28%	8.80%	8.41%

Tangible book value per common share (2)	$14.93	$14.55	$14.07
______________________________________________
(1) Accumulated other comprehensive income (loss).
(2) Common equity reduced by goodwill and intangible assets, net and divided by number of shares of outstanding common stock.

Home Federal Bank Capital Ratios:	March 31, 2016	December 31, 2015	June 30, 2015
Tier I capital (to adjusted total assets)	10.94%	10.69%	10.39%
Tier I capital (to risk-weighted assets)	12.72	12.52	12.16
Common equity tier I capital (to risk-weighted assets)	12.72	12.52	12.16
Total risk-based capital (to risk-weighted assets)	13.90	13.68	13.29

HF Financial Corp. Capital Ratios:
Tier I capital (to adjusted total assets)	11.37%	11.05%	10.73%
Tier I capital (to risk-weighted assets)	13.23	12.95	12.58
Common equity tier I capital (to risk-weighted assets)	10.80	10.54	10.17
Total risk-based capital (to risk-weighted assets)	14.41	14.10	13.70

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Loan and Lease Portfolio Composition
	March 31, 2016		June 30, 2015
	Amount	Percent	Amount	Percent
Residential:
One-to four-family	$57,873	6.5%	$55,572	6.1%
Construction	7,485	0.8	6,308	0.7
Commercial:
Commercial business (1)	65,910	7.4	78,493	8.6
Equipment finance leases	88	—	158	—
Commercial real estate:
Commercial real estate	338,151	37.9	325,453	35.6
Multi-family real estate	126,090	14.1	111,354	12.2
Construction	49,293	5.5	48,224	5.3
Agricultural:
Agricultural real estate	81,642	9.2	96,952	10.6
Agricultural business	100,855	11.3	123,988	13.5
Consumer:
Consumer direct	13,735	1.5	14,837	1.6
Consumer home equity	48,871	5.5	50,377	5.5
Consumer overdraft & reserve	2,234	0.3	2,703	0.3
Total (2)	$892,227	100.0%	$914,419	100.0%
_________________________________________________
(1) Includes $1,238 and $1,377 tax exempt leases at March 31, 2016 and June 30, 2015, respectively.
(2) Exclusive of undisbursed portion of loans in process and net of deferred loan fees and discounts.

Deposit Composition
	March 31, 2016		June 30, 2015
	Amount	Percent	Amount	Percent
Noninterest-bearing checking accounts	$140,007	15.4%	$171,064	17.8%
Interest-bearing checking accounts	229,396	25.2	185,075	19.2
Money market accounts	199,935	22.0	198,000	20.5
Savings accounts	105,097	11.5	93,053	9.7
In-market certificates of deposit	194,265	21.3	242,036	25.1
Out-of-market certificates of deposit	41,852	4.6	74,001	7.7
Total deposits	$910,552	100.0%	$963,229	100.0%

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Average Balance, Interest Yields and Rates	Three Months Ended
	March 31, 2016		December 31, 2015
	Average Outstanding Balance	Yield/ Rate	Average Outstanding Balance	Yield/ Rate
Interest-earning assets:
Loans and leases receivable(1)(3)	$903,698	4.51%	$916,495	4.33%
Investment securities(2)(3)	175,187	1.85	178,635	1.80
Total interest-earning assets	1,078,885	4.08%	1,095,130	3.92%
Noninterest-earning assets	74,301		77,470
Total assets	$1,153,186		$1,172,600
Interest-bearing liabilities:
Deposits:
Checking and money market	$415,108	0.29%	$395,012	0.26%
Savings	115,298	0.21	109,930	0.16
Certificates of deposit	249,763	0.95	281,826	0.88
Total interest-bearing deposits	780,169	0.49	786,768	0.47
FHLB advances and other borrowings	70,406	0.63	74,214	0.53
Subordinated debentures payable to trusts	24,661	4.55	24,658	4.39
Total interest-bearing liabilities	875,236	0.61%	885,640	0.58%
Noninterest-bearing deposits	136,876		150,422
Other liabilities	32,125		28,921
Total liabilities	1,044,237		1,064,983
Equity	108,949		107,617
Total liabilities and equity	$1,153,186		$1,172,600
Net interest spread(4)		3.47%		3.34%
Net interest margin(4)(5)		3.58%		3.45%
Net interest margin, TE(6)		3.64%		3.51%
Return on average assets(7)		0.72%		0.50%
Return on average equity(8)		7.64%		5.46%
_____________________________________

(1)	Includes loan fees and interest on accruing loans and leases past due 90 days or more.

(2)	Includes federal funds sold and interest earning reserve balances at the Federal Reserve Bank.

(3)	Yields do not reflect the tax-exempt nature of loans, equipment leases and municipal securities.

(4)	Percentages for the three months ended March 31, 2016 and December 31, 2015 have been annualized.

(5)	Net interest income divided by average interest-earning assets.

(6)
Net interest margin expressed on a fully taxable equivalent basis ("Net Interest Margin, TE") is a non-GAAP financial measure. See the following Non-GAAP Disclosure Reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (Non-GAAP). The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes. As a non-GAAP financial measure, Net Interest Margin, TE should be considered supplemental to and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for Net Interest Margin, TE, this presentation may not be comparable to similarly titled measures reported by other companies.

(7)	Ratio of net income to average total assets.

(8)	Ratio of net income to average equity.

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Average Balance, Interest Yields and Rates	Nine Months Ended
	March 31, 2016		March 31, 2015
	Average Outstanding Balance	Yield/ Rate	Average Outstanding Balance	Yield/ Rate
Interest-earning assets:
Loans and leases receivable(1)(3)	$911,184	4.41%	$842,062	4.52%
Investment securities(2)(3)	179,070	1.75	316,305	1.32
Total interest-earning assets	1,090,254	3.97%	1,158,367	3.64%
Noninterest-earning assets	75,612		76,064
Total assets	$1,165,866		$1,234,431
Interest-bearing liabilities:
Deposits:
Checking and money market	$394,784	0.26%	$395,476	0.24%
Savings	107,045	0.20	118,616	0.20
Certificates of deposit	277,135	0.86	280,474	0.85
Total interest-bearing deposits	778,964	0.46	794,566	0.45
FHLB advances and other borrowings	75,542	0.52	131,175	1.66
Subordinated debentures payable to trusts	24,658	4.56	24,837	4.75
Total interest-bearing liabilities	879,164	0.58%	950,578	0.73%
Noninterest-bearing deposits	147,821		148,988
Other liabilities	31,340		32,262
Total liabilities	1,058,325		1,131,828
Equity	107,541		102,603
Total liabilities and equity	$1,165,866		$1,234,431
Net interest spread(4)		3.39%		2.91%
Net interest margin(4)(5)		3.50%		3.05%
Net interest margin, TE(6)		3.56%		3.11%
Return on average assets(7)		0.84%		0.18%
Return on average equity(8)		9.16%		2.16%
_____________________________________

(1)	Includes loan fees and interest on accruing loans and leases past due 90 days or more.

(2)	Includes federal funds sold and interest earning reserve balances at the Federal Reserve Bank.

(3)	Yields do not reflect the tax-exempt nature of loans, equipment leases and municipal securities.

(4)	Percentages for the nine months ended March 31, 2016 and March 31, 2015 have been annualized.

(5)	Net interest income divided by average interest-earning assets.

(6)
Net interest margin expressed on a fully taxable equivalent basis ("Net Interest Margin, TE") is a non-GAAP financial measure. See the following Non-GAAP Disclosure Reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (Non-GAAP). The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes. As a non-GAAP financial measure, Net Interest Margin, TE should be considered supplemental to and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for Net Interest Margin, TE, this presentation may not be comparable to similarly titled measures reported by other companies.

(7)	Ratio of net income to average total assets.

(8)	Ratio of net income to average equity.

HF Financial Corp.
Age Analysis of Past Due Loans and Leases Receivables
(Dollars in Thousands)
(Unaudited)

March 31, 2016	Accruing and Nonaccruing Loans					Nonperforming Loans
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days	Total Past Due	Current	Recorded Investment > 90 Days and Accruing (1)	Nonaccrual Balance	Total
Residential:
One-to four-family	$—	$—	$15	$15	$57,858	$15	$107	$122
Construction	—	—	—	—	7,485	—	—	—
Commercial:
Commercial business	—	—	3	3	65,907	—	1,277	1,277
Equipment finance leases	—	—	—	—	88	—	—	—
Commercial real estate:
Commercial real estate	—	—	247	247	337,904	—	481	481
Multi-family real estate	—	—	—	—	126,090	—	5,207	5,207
Construction	—	—	—	—	49,293	—	—	—
Agricultural:
Agricultural real estate	454	—	—	454	81,188	—	3,153	3,153
Agricultural business	190	400	334	924	99,931	—	5,461	5,461
Consumer:
Consumer direct	24	—	2	26	13,709	—	26	26
Consumer home equity	15	60	79	154	48,717	—	108	108
Consumer OD & reserve	—	—	—	—	2,234	—	—	—
Total	$683	$460	$680	$1,823	$890,404	$15	$15,820	$15,835

December 31, 2015	Accruing and Nonaccruing Loans					Nonperforming Loans
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days	Total Past Due	Current	Recorded Investment > 90 Days and Accruing (1)	Nonaccrual Balance	Total
Residential:
One-to four-family	$—	$—	$—	$—	$59,911	$—	$108	$108
Construction	—	—	—	—	7,336	—	—	—
Commercial:
Commercial business	—	476	3	479	69,068	—	1,495	1,495
Equipment finance leases	—	—	—	—	101	—	—	—
Commercial real estate:
Commercial real estate	—	—	247	247	334,353	—	522	522
Multi-family real estate	—	—	—	—	108,816	—	—	—
Construction	—	—	—	—	71,629	—	—	—
Agricultural:
Agricultural real estate	—	—	767	767	84,684	—	3,900	3,900
Agricultural business	—	—	772	772	99,662	—	4,626	4,626
Consumer:
Consumer direct	37	40	156	233	14,244	—	30	30
Consumer home equity	—	—	—	—	50,734	—	207	207
Consumer OD & reserve	4	—	—	4	2,530	—	—	—
Total	$41	$516	$1,945	$2,502	$903,068	$—	$10,888	$10,888
____________________________________

(1)	Loans accruing and delinquent greater than 90 days have government guarantees or acceptable loan-to-value ratios.

HF Financial Corp.
Non-GAAP Disclosure Reconciliations
(Dollars in Thousands, except share data)
(Unaudited)

Reconciliation of Net Interest Margin to Net Interest Margin-Tax Equivalent Yield

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2016	2015	2015	2016	2015
Net interest income	$9,602	$9,486	$8,849	$28,695	$26,499
Taxable equivalent adjustment	162	172	183	504	561
Adjusted net interest income	9,764	9,658	9,032	29,199	27,060
Average interest-earning assets	1,078,885	1,095,130	1,100,841	1,090,254	1,158,367
Net interest margin, TE	3.64%	3.51%	3.33%	3.56%	3.11%

Reconciliation of GAAP Earnings and Core Earnings
Although core earnings are not a measure of performance calculated in accordance with GAAP, the Company believes that its core earnings are an important indication of performance through ongoing operations. The Company believes that core earnings are useful to management and investors in evaluating its ongoing operating performance, and in comparing its performance with other companies in the banking industry. Core earnings should not be considered in isolation or as a substitute for GAAP earnings. During the periods presented, the Company calculated core earnings by adding back or subtracting, net of tax, net gain or loss on the sale of securities, charges incurred from prepayment of borrowings, gain on sale of bank branch, merger related costs, and costs incurred for branch closures.

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2016	2015	2015	2016	2015
GAAP earnings before income taxes	$3,072	$2,171	$842	$11,185	$1,869
Net (gain) loss on sale of securities	—	(15)	1,076	(20)	1,117
Charges incurred from prepayment of borrowings (1)	—	—	—	—	4,065
Gain on sale of bank branch	—	—	—	(2,847)	—
Net (gain) on sale of property	—	—	(313)	—	(249)
Merger related costs (2)	350	712	—	1,062	—
Costs incurred for branch closures (3)	—	—	695	—	896
Core earnings before income taxes	3,422	2,868	2,300	9,380	7,698
Provision for income tax on core earnings	1,136	958	677	3,100	2,421
Core earnings	$2,286	$1,910	$1,623	$6,280	$5,277

GAAP diluted earnings per share	$0.29	$0.21	$0.10	$1.05	$0.24
Net (gain) loss on sale of securities, net of tax	—	—	0.10	—	0.10
Charges incurred from prepayment of borrowings, net of tax	—	—	—	—	0.36
Gain on sale of bank branch, net of tax	—	—	—	(0.25)	—
Net (gain) on sale of property, net of tax	—	—	(0.03)	—	(0.02)
Merger related costs, net of tax	0.03	0.06	—	0.08	—
Costs incurred for branch closures, net of tax	—	—	0.06	—	0.07
Core diluted earnings per share	$0.32	$0.27	$0.23	$0.88	$0.75
(1) Charges incurred from prepayment of borrowings is included as Other noninterest expense on the income statement.
(2) Costs incurred are included as professional fees, compensation and employee benefits and other noninterest expense on the income statement.
(3) Branch closure costs include loss on disposal of closed branch fixed assets in noninterest income and other costs associated with the closure and are included in the respective categories within noninterest expenses.